REVOLVING LOAN AND SECURITY AGREEMENT

This is a REVOLVING LOAN AND SECURITY AGREEMENT made the day of July, 1995 between MIDLANTIC BANK, N.A. ("Lender"), having offices at 100 Walnut Avenue, Clark, New Jersey 07066 and
MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("Borrower"), having its principal place of business at 80 Little Falls Road, Fairfield, New Jersey 07004.

1. DEFINITIONS.

"Account" - as defined in Section 2A.1(c)(i).

"Banking Day" - any day other than a Saturday, Sunday or legal holiday for banks under the laws of the State of New Jersey.

"Collateral" - as defined in Section 3.2(b).

"Default Rate" - a rate of interest two (2%) percent per annum in excess of the rate otherwise applicable at the time to a Revolving Loan.

"Equipment" - as defined in Section 3.2(c).

"ERISA" - as defined in Section 4.17.

"Event of Default" - as defined in Section 8.

"Inventory" - as defined in Section 2A.1(c)(iii).

"ISRA" - the New Jersey Industrial Site Recovery Act, as amended
(N.J.S.A. 13:1K-6 et seq.).

"Net Value of Qualified Inventory" - as defined in Section
2A.1(c)(v).

"Obligations" - as defined in Section 3.2(a).

"PBGC" - Pension Benefit Guaranty Corporation.

"Prime Rate" - the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate", whether or not such rate is published or otherwise made known to the Borrower, which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

"Qualified Account" - as defined in Section 2A.1(c)(ii).

"Qualified Inventory" - as defined in Section 2A.1(c)(iv).

"Related Entity" - any domestic corporate subsidiary or affiliate of Borrower, and any domestic unincorporated association or other domestic entity through which Borrower conducts any part of its business.

"Relevant Documents" - any and all documents and instruments delivered to Lender pursuant or incident to this Agreement or the Revolving Loan (a) by Borrower or any Related Entity, (b) by any pledgor or grantor of a lien, security interest or other right, or (c) by any guarantor of any of the Obligations.

"Revolving Loan" or "Revolving Loans" - as defined in Section
2A.1(a).

"Revolving Loan Limit" - as defined in Section 2A.1(b).

"Revolving Note" - as defined in Section 2A.1(a).

"Tangible Capital Funds" - as defined in Section 6.19.

"Tangible Net Worth" - as defined in Section 6.20.

"UCC" - the Uniform Commercial Code as in effect from time to time in the State of New Jersey.

"Working Capital" - as defined in Section 6.18.

2A. REVOLVING LOANS; ACCOUNTS; INVENTORY.

2A.1 AMOUNT AND CERTAIN DEFINITIONS.

(a) Lender may at its discretion, upon the request of Borrower, make loans or issue letters of credit hereunder to Borrower (a "Revolving Loan" or the "Revolving Loans") from time to time on a revolving loan basis in an aggregate principal amount not in excess at any time outstanding of the Borrower's Revolving Loan Limit; provided that, if the outstanding amount of the Revolving Loans should exceed the Revolving Loan Limit at any time, such excess (i) shall nevertheless be secured by the Collateral and be subject to the terms of this Agreement, and (ii) shall be payable immediately upon demand by Lender. The Revolving Loans shall be payable (i) within one hundred twenty (120) days after demand by Lender, or (ii) at such other time as is provided in Section 9,
Section 11 or elsewhere in this Agreement, whichever of (i) or
(ii) shall first occur. The Revolving Loans may, but need not, be evidenced by one or more promissory notes (referred to collectively as the "Revolving Note" in the form of Exhibit A annexed to this Agreement); except as may be otherwise provided in a Revolving Note, the Revolving Loans shall be payable in accordance with the terms of this Agreement.

(b) Definition of Revolving Loan Limit.

i) Borrower's Revolving Loan Limit shall be the lesser of Two
Million ($2,000,000.00) Dollars or the sum of the following:

     A) eighty (80%) percent of the face amount of Qualified Accounts (less reserves determined by Lender for advertising allowances, warranty claims and other contingencies), which percentage Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine; plus

     B) fifty (50%) percent of the face amount of accounts receivable arising from the sale of goods or the performance of services by the Borrower in Canada, provided those accounts receivable would otherwise be deemed Qualified Accounts (less reserves determined by Lender for advertising allowances, warranty claims and other contingencies), which percentage Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine; plus

     C) the lesser of thirty (30%) percent of the Net Value of Qualified Inventory or Four Hundred Thousand ($400,000.00) Dollars, which percentage or amount Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine, less

     D) the full face amount of any and all outstanding letters of credit issued by the Bank for the account of the Borrower.

ii) Lender shall have the right to increase or decrease the Revolving Loan Limit from time to time. The Revolving Loan Limit shall be subject to the limitation stated in Section 11.3 in the event of notice of termination of this Agreement.

(c) Definitions of Account; Qualified Account; Inventory;
Qualified Inventory; Net Value of Qualified Inventory.

i) The term "Account" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now existing or hereafter created): all obligations of any kind at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles, or otherwise) including without limitation invoices, contract rights, accounts receivable, general intangibles, closes-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, corporation, governmental authority or other entity, together with all security for any thereof, and all of Borrower's rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof, together with all proceeds and products of any of the foregoing.

ii) The term "Qualified Account" shall mean an Account which has been identified and described to Lender's satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on its origination date and thereafter until collected, and is in all other respects acceptable to Lender:

     A) Borrower is the sole owner of the Account and has not sold, assigned or otherwise transferred it, and the Account is not subject to any claim, lien or security interest;

     B) The Account is bona fide and legally enforceable and owing to Borrower for the sale of goods or performance of services in the United States or, if outside of the United States, where the Account is backed by a letter of credit in favor of the Borrower, and in the ordinary course of business and the Account does not require any further act on the part of Borrower to make it owing by the Account debtor, and Borrower has delivered to Lender (or, at the time of origination of the Account, if required by Lender, will deliver to Lender) invoices, billings, shipping documents and other documents evidencing the obligation to pay the Account;

     C) The Account does not represent a conditional sale, consignment or other sale on a basis other than that of absolute sale, is not evidenced by any note, instrument, chattel paper or like document, and does not arise out of a contract with the United States or any of its departments, agencies or instrumentalities, unless the Bank determines, in its sole and absolute discretion, that its security interest in Accounts due from the United States or any of its departments, agencies or instrumentalities, has been properly perfected under the Federal Assignment of Claims Act;

     D) The Account is invoiced on the date Inventory or other goods represented thereby are shipped to the account debtor, and the invoice is not outstanding more than ninety (90) days from the invoice date, unless ninety (90) day repayment terms are granted in which case the invoice is not outstanding more than one hundred twenty (120) days from the invoice date;

     E) The amount of the Account included in calculating the Revolving Loan Limit does not exceed twenty-five (25%) percent of Borrower's total Qualified Account at the time outstanding;

     F) The Account is not subject to any defense, offset, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the Account debtor returned the goods or indicated any dispute or complaint concerning them;

     G) Not more than fifty (50%) percent of the aggregate amount of all amounts owed by an account debtor are overdue more than ninety (90) days from the invoice date, unless ninety (90) day repayment terms are granted in which case not more than fifty (50%) percent of the aggregate amount of all amounts owed by an account debtor are overdue more than one hundred twenty (120) days from the invoice date, or Borrower has not received any notice, nor has it any knowledge, of any facts which adversely affect the credit of the account debtor; and

     H) The Account debtor is not a Related Entity or other subsidiary or affiliate of Borrower nor a director or officer of Borrower or a subsidiary or affiliate of any director or officer.

iii) The term "Inventory" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

iv) The term "Qualified Inventory" shall mean the Inventory which has been identified and described to Lender's satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any of the Obligations are outstanding, and is in all other respects acceptable to Lender:

     A) Borrower is the sole owner of the Inventory; none of the Inventory is being held by Borrower on a consignment basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof; and none thereof is subject to any claim, lien or security interest;

     B) If any of the Inventory is represented or covered by any document of title, instrument or chattel paper, Borrower is the sole owner of all such documents, instruments and paper, all thereof are in the possession of Lender, none thereof has been sold, assigned or otherwise transferred, and none thereof is subject to any claim, lien or security interest;

     C) None of the Inventory has been sold under a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right, as permitted under Section 6.9 of this Agreement; and

     D) The Inventory is located only at the Borrower's principal place of business set forth in Section 4.14 of this Agreement, or at public warehouses under the Borrower's direction and from whom the Bank has received a warehouseman's letter, in form and substance acceptable to the Bank, unless the Inventory is in transit and is subject to a letter of credit issued by the Bank.

v) The term "Net Value of Qualified Inventory" shall mean the value, as determined by Lender in its sole and absolute discretion, of the Qualified Inventory in the actual or constructive possession of Borrower at any time, exclusive of any transportation, processing or handling charges affecting the value thereof, and exclusive of work-in-process and such other value as Lender in its sole and absolute discretion determines to exclude.

2A.2 INTEREST RATE. The Revolving Loans shall bear interest at a fluctuating interest rate per annum equal at all times to one and one-eighth (1.125%) percent above Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

2A.3 PAYMENT OF INTEREST. Interest on the Revolving Loans shall be payable on the first day of each month in arrears by automatically debiting any loan or deposit account of Borrower maintained with the Lender. Any failure or delay by Lender in debiting such account or accounts for the payment of interest shall not discharge or relieve Borrower of the obligation to make such interest payments. At Lender's option, Lender may also charge any loan or deposit account of Borrower for the interest payments due and any other charges payable by Borrower to Lender including, without limitation, interest fees and expenses. Borrower hereby consents to such automatic charge by Lender.

2A.4 COLLECTION AND REMITTANCE.  Borrower covenants and agrees
(a) to receive in trust for Lender all payments on Accounts for the sale of goods or performance of services and all payments on Inventory, in each case whether cash, checks, drafts, notes, acceptances or other forms of payment, and (b) to deliver such payments to Lender forthwith in the identical form in which received.

2A.5 DETERMINATION OF BALANCE OF REVOLVING LOANS.

(a) In determining the outstanding balance of the Revolving Loans, (i) domestic checks received by Lender's Commercial Finance Department before noon of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day;
(ii) any other form of funds received by Lender's Commercial Finance Department will be credited on the Banking Day when that Department has received notification of collection if before noon, and thereafter on the following Banking Day; and (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loans whether or not the item is returned.

(b) For the purpose of computing interest on the Revolving Loans and other Obligations in the event the Obligations under this Agreement become fully monitored, on a daily basis, at the sole discretion of the Bank, interest shall continue to accrue on the amount of any payment received by Lender's Commercial Finance Department for a period of two (2) Banking Days after it is credited.

2A.6 MONTHLY AND INTERIM STATEMENTS. Once each month Lender shall render a statement of account to Borrower showing the current status of principal, interest and service charges with respect to the Revolving Loans. If these statements or any interim statements indicate that the outstanding balance of the Revolving Loans exceeds the Revolving Loan Limit, Borrower, at Lender's option, forthwith shall either furnish additional Collateral satisfactory to Lender or pay the difference in cash.
 The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon Borrower, unless Borrower gives Lender written notice to the contrary within ten (10) Banking Days after the sending of the statement by Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of its basis for contending that Lender's statement is incorrect.

2A.7 OVERDRAFTS. In the event Lender honors a check of Borrower resulting in Borrower's checking account being overdrawn, then Lender shall be deemed to have loaned the amount of such overdraft to Borrower, pursuant to the terms of this Section 2A, on the Lender's Banking Day immediately preceding the day on which the Borrower's check is tendered to Lender for collection. Lender shall not be obliged to honor any overdraft of Borrower, whether or not it has done so in the past.

2B. ADDITIONAL PROVISIONS RE: INTEREST AND PAYMENTS ON ALL
REVOLVING LOANS.

2B.1 INTEREST CALCULATION; LAWFUL RATE. Interest on the Revolving Loans shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for any of the Revolving Loans would at any time exceed the maximum permitted by any law then applicable to such Revolving Loans, then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable on such Revolving Loans shall be reduced to the maximum permitted by such law.

2B.2 CHARGE AGAINST BORROWER. Lender may, at its discretion, charge the amount of any payment of principal or interest on any of the Revolving Loans to any checking or loan account of Borrower, deduct such amount from any future Revolving Loan to Borrower, or apply any Collateral proceeds or other funds received by Lender against payment of such amount.

2B.3 NON-BANKING DAYS. If any payment pursuant to this Agreement or any of the Relevant Documents shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and such extension of time shall be included in computation of the interest or other payment due.

2B.4 REIMBURSEMENT OF INCREASED COST TO LENDER. If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any regulatory body, court or other governmental authority, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such regulatory body, court or authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of this Agreement or any of the Revolving Loans, which results in an increased cost or reduced benefit to Lender in maintaining any of the Revolving Loans (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time upon demand additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten (10) days after the date of demand until payment in full thereof at the highest rate then applicable to any of the Revolving Loans. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.

2B.5 FACILITY FEE AND COSTS. The Borrower shall pay to the Lender a facility fee in an amount equal to Ten Thousand ($10,000.00) Dollars per annum, in immediately available funds. The facility fee shall be due simultaneously with the execution of this Agreement for the first year, and on the anniversary date of this Agreement for every year thereafter.

3.SECURITY INTEREST; ADDITIONAL DEFINITIONS.

3.1 GRANT OF SECURITY INTERESTS. As security for the due and punctual payment and performance of all of the Obligations, whether pursuant to this Agreement or otherwise, Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender security interests in, (a) all of the Collateral wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower, and (b) all accessions and additions thereto, replacements and substitutions therefor, and proceeds and products thereof. The security interests granted hereby, and all remedies and other rights stated or referred to in this Agreement or any of the Relevant Documents, shall continue in full force and effect until full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents.

3.2 DEFINITIONS OF "Obligations," "Collateral" and "Equipment".

(a) The term "Obligations" shall mean:

i) all principal of and interest on the Revolving Loans and all other sums payable by Borrower or any Related Entity under the terms of this Agreement or any of the Relevant Documents,

ii) all other indebtedness, liabilities, obligations and agreements of every kind and nature of Borrower or any Related
Entity to or with Lender or any affiliate of Lender,

iii) all guaranties of any of Borrower's Obligations, and

iv) any participation or interest of Lender or any affiliate of Lender in any indebtedness, liabilities, obligations or agreements of Borrower, any Related Entity or any such guarantor to or with others, in each case whether now existing or hereafter created, whether now or hereafter contemplated, whether pursuant to this Agreement, any of the Relevant Documents or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, guaranties, loans, interest, charges, fees, expenses or otherwise, whether direct or indirect, whether acquired outright, conditionally or as collateral security from another, whether absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, and whether arising by operation of law or otherwise, and including without limitation any future advances, renewals, extensions, modifications or changes in form of, or substitutions for, any of the items described in the preceding clauses (i) through (iv).

(b) The term "Collateral" shall mean the following, wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower: (i) the Accounts;
(ii) the Inventory; (iii) the Equipment; (iv) all guaranties, security and liens for payment of any Accounts, and all documents of title, policies or certificates of insurance, insurance proceeds, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; (v) all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; (vi) all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, owned by Borrower or in which Borrower has an interest, which contains information identifying any of the Collateral or identifying any Account debtor or the amount owed by same, or which would otherwise be necessary or helpful in the realization on any of the Collateral; (vii) all moneys, securities, drafts, notes, items, contract rights, leases, licenses and general intangibles, and all general or special deposits, balances, sums, proceeds and credits of Borrower;
(viii) all trade names, trademarks, trademark registrations, copyrights, patents and licenses, and other franchises and licenses in which Borrower has an interest, and all other intangible personal property similar to any of the foregoing;
(ix) sixty-five (65%) percent of the capital stock of Measurement Limited, the Borrower's Hong Kong affiliate, pursuant to a certain Stock Pledge Assignment of even date herewith; (x) all other property of Borrower; (xi) all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement; and (xii) all accessions and additions to, replacements and substitutions for, and proceeds and products of, the items described in the preceding clauses (i) through (xi).

(c) The term "Equipment" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all of Borrower's equipment, machinery, furniture, fixtures, motor vehicles, parts, supplies and tools, and all other tangible personal property similar to any of the foregoing, and all repairs, modifications, alterations, replacements, additions, controls and operating accessories therefor.

3.3 FURTHER ASSURANCES. Borrower shall execute and deliver such financing statements and other documents (in form and substance satisfactory to Lender) and take such other actions as Lender may request from time to time in order to create, perfect or continue the security interests and other liens provided for by this Agreement under the UCC or other laws of the State of New Jersey or under any other state or federal law.

4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Revolving Loans contemplated hereby, that the following statements are true and accurate.

4.1 ORGANIZATION AND QUALIFICATION.

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction stated at the beginning of this Agreement.

(b) Borrower has the power and authority, and all necessary licenses or other authorizations, to own its properties and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned or used or of the business conducted requires such qualification.

4.2 DUE AUTHORIZATION; NO DEFAULT.

(a) The execution, delivery and performance by Borrower of this Agreement, the Revolving Note and the Relevant Documents are within Borrower's powers, have been duly authorized by all necessary action on the part of Borrower, and do not and will not
(i) violate Borrower's Certificate or Articles of Incorporation or Bylaws, or any applicable law or regulation, or any judgment, order or decree of any judicial or other governmental body, (ii) constitute a breach of, or default under, any agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (iii) result in the imposition of any lien, encumbrance or restriction on any assets of Borrower.

(b) Borrower has delivered to Lender true and complete copies of Borrower's resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower's Certificate or Articles of Incorporation and Bylaws, all as in effect on the date hereof and certified by a duly authorized officer of the Borrower.

(c) This Agreement and the Relevant Documents upon their execution and delivery, and the Revolving Note upon their issuance, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

4.3 NO GOVERNMENTAL CONSENT NECESSARY. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement, the Revolving Note or any of the Relevant Documents.

4.4 NO PROCEEDINGS. There are no pending or, to the best of the Borrower's knowledge, threatened claims, actions, proceedings or investigations before any court, arbitrator, or governmental body or agency that may, singly or in the aggregate, have a material adverse effect on (a) the validity or enforceability of this Agreement, the Revolving Note or any of the Relevant Documents, or the ability of Borrower to perform any of its Obligations, or
(b) the financial condition or the properties or operations of Borrower.

4.5 FINANCIAL STATEMENTS.

(a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender do and will truly and fairly present the financial condition of Borrower as of the respective dates thereof and the results of its operations for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied during all periods. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.

(b) Except as shown on the most recent financial statements set forth on Schedule 1 to this Agreement, Borrower has no liabilities as of the date hereof which would have an adverse effect on the Collateral or on the financial condition, operations or other properties of Borrower.

4.6 NO CHANGE IN FINANCIAL CONDITION; SOLVENCY.

(a) There has been no material change in Borrower's financial condition since the date of its last financial statements set forth on Schedule 1 to this Agreement.

(b) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities), Borrower is paying its debts as they become due, and Borrower has capital and assets sufficient to carry on its business.

4.7 COMPLIANCE WITH LAWS. Borrower is in compliance with all federal, state and local statutes, rules, regulations, orders and other provisions of law applicable to its ownership or use of properties or the conduct of its business; Borrower has not received any notice of violation of any of the foregoing; and Borrower is not in violation of any judgment, order or decree of any judicial or other governmental body.

4.8 NO OTHER VIOLATIONS. Borrower is not in violation of any term of its Certificate or Articles of Incorporation or Bylaws, and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) breach of, or a default under, any material agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (b) the imposition of any lien, encumbrance or restriction on any property of Borrower.

4.9 TAXES AND ASSESSMENTS. Borrower has filed all federal, state and local tax returns and other reports it is required to file to the date hereof (or has obtained valid, written extensions as to any not so filed), has paid all taxes, assessments and other governmental charges due and payable to the date hereof, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or other governmental charges not provided for or disclosed in the financial statements set forth on Schedule 1 to this Agreement. Borrower's federal income tax returns for the period through the year ended March 31, 1991 have been audited by the Internal Revenue Service, and the tax liability of Borrower for such periods has been finally determined by the Internal Revenue Service and satisfied.

4.10 ACCOUNTS. The list of Accounts dated June 30, 1995 delivered to Lender is complete and contains an accurate aging thereof and, except as otherwise specified by Borrower to Lender in writing, each of said Accounts meets the criteria for a Qualified Account stated in Subsection 2A.1(c)(ii) of this Agreement.

4.11 INVENTORY. Borrower's Inventory, as reflected by its most recent balance sheet included on Schedule 1 to this Agreement, consists of items of a quality and quantity usable or salable in the ordinary course of its business; the values of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefor; and the values carried on said balance sheet are set at the lower of cost or market, in accordance with generally accepted accounting principles consistently applied.

4.12 BOOKS AND RECORDS. Borrower maintains its books and records relative to its Accounts and its Inventory at 80 Little Falls
Road, Fairfield, New Jersey 07004.

4.13 LOCATION OF COLLATERAL. Except for Inventory in transit or held by suppliers, none of the Inventory, Equipment or other tangible property constituting part of the Collateral is or will be, or has been during the six months preceding execution of this Agreement, located in or on any premises other than those identified in Schedule 2 to this Agreement. Schedule 2 contains an accurate record of all landlords of premises leased by Borrower and of all mortgagees of premises owned by Borrower.

4.14 PLACES OF BUSINESS. The principal place of business and chief executive office of Borrower is located at 80 Little Falls Road, Fairfield, New Jersey 07004. Schedule 3 to this Agreement lists all of the other offices or locations in or from which Borrower conducts any of its business or operations.

4.15 OTHER NAME OR ENTITIES. Except as disclosed on Schedule 4 to this Agreement, none of Borrower's business is conducted through any corporate subsidiary or affiliate, unincorporated association or other entity and Borrower has not, within the seven years preceding the date of this Agreement (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any corporation or other business.

4.16 TITLE AND LIENS. Borrower has good and marketable title to all of the Collateral as sole owner thereof, free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except the liens created by this Agreement and any identified on Schedule 5 to this Agreement. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

4.17 ERISA. Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the
PBGC. Neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

4.18 O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

4.19 ENVIRONMENTAL MATTERS.

(a) Except as disclosed in Schedule 6 to this Agreement, no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the ISRA or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower:

(b) Borrower is in compliance in all material respects with all applicable federal, state and local statues, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazardous waste and substances, and other environmental, health and safety matters.

4.20 MARGIN STOCK. No part of the proceeds of any Revolving Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

4.21 REPRESENTATIONS AND WARRANTIES TRUE, ACCURATE AND
COMPLETE;
CONFIRMATION WITH EACH LOAN.

(a) None of the representations, warranties or statements to Lender contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents.

(b) Borrower's acceptance of each Revolving Loan under this Agreement shall constitute a confirmation of the matters set forth in the preceding Sections 4.1 through 4.21(a) as of the date of such Loan. If requested by Lender, Borrower shall further confirm such matters by delivery of a certificate dated the day of the Revolving Loan and signed by a duly authorized officer of Borrower satisfactory to Lender.

5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall, unless Lender shall otherwise consent in writing:

5.1 MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business.

5.2 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and (b) when due, all other indebtedness and liabilities of any kind now or hereafter owing by it.

5.3 MAINTENANCE OF PROPERTIES. Maintain its properties in good working order and condition.

5.4 NOTICE OF ADVERSE EVENTS. Promptly notify Lender in writing of the occurrence or existence of any of the following:

(a) any Event of Default as defined in this Agreement or any event which, with the giving of notice, lapse of time or other condition, would become such an Event of Default;

(b) any matter or event which has resulted in, or may result in, a material adverse change in the financial condition or any property or operations of Borrower;

(c) any material claim, action, proceeding or investigation filed or instituted against Borrower, or any adverse determination in any material pending action, proceeding or investigation affecting it [for purposes of this Section 5.4(c), "material" shall mean any claim, action, proceeding or investigation in excess of Fifty Thousand ($50,000.00) Dollars];

(d) any loss from casualty or theft in excess of Fifty Thousand
($50,000.00) Dollars, whether or not insured, affecting property of Borrower;

(e) whether or not otherwise reportable under this Section 5.4, any complaint, citation, order or other notice of a violation or a claim involving any of the following, if the liability or penalty therefor may exceed One Hundred Thousand ($100,000.00) Dollars singly or in the aggregate: any applicable federal, state or local statute, rule, regulation, order or other provision of law relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or substances, or other environmental, health or safety matters (the notice to Lender to include, along with other relevant information, the name of the complainant or claimant and the nature and potential amount of the claim);

(f) any event or condition described in Section 8.15 of this Agreement relating to ERISA;

(g) if any of the representations and warranties contained in this Agreement, or in any of the Relevant Documents or any other writing delivered to Lender by Borrower in connection with this Agreement or any of the transactions contemplated thereby, ceases to be true, correct and complete;

(h) any default or event of default under any lease agreement for real property to which the Borrower is a party, or upon the commencement by the landlord for possession of premises leased by the Borrower or payment of back rent.

5.5 INFORMATION AND DOCUMENTS TO BE FURNISHED TO LENDER.
Furnish
to Lender in form and substance satisfactory to it:

(a) ANNUAL FINANCIAL STATEMENTS. As soon as available but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a balance sheet of Borrower as of the end of such year and statements of income, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), audited by an independent certified public accountant satisfactory to Lender, as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto, together with (i) the related Form 10-K or 10-KSB filed by the Borrower with the Securities and Exchange Commission, (ii) the report from the Borrower's independent certified public accountant as discussed more fully in Section 5.5(l) of this Agreement and (iii) a consolidating balance sheet of Borrower as of the end of such year and consolidating statement of income for such year (all in reasonable detail and with all notes and supporting schedules), prepared by management of the Borrower and certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied.

(b) QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event later than fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, a balance sheet of Borrower as of the end of such quarter and statements of income, cash flows and changes in stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules) certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto, together with (i) the related Form 10-Q or 10-QSB filed by the Borrower with the Securities and Exchange Commission, and (ii) a consolidating balance sheet of Borrower as of the end of such quarter and consolidating statement of income for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), prepared by management of the Borrower and certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied.

(c) INFORMATION PROVIDED BY BORROWER TO THE PUBLIC.
Simultaneously with the release of any information by the Borrower to its shareholders or the public at large, the Borrower shall deliver that same information to the Bank.

(d) ACCOUNTS, INVENTORY AND ACCOUNTS PAYABLE REPORTS. On or before the fifteenth (15th) day of each month as of the close of the preceding month, and from time to time as Lender may require: certificates and assignment schedules describing the Qualified Account and Inventory in detail and total, aging reports of Accounts, Accounts Payable aging reports, and Collateral and Loan Reconciliation reports, all in such form as Lender may require.

(e) DAILY SALES REPORTS. On a daily basis, reports summarizing the Borrower's daily sales, collections, and debit and/or credit adjustments, and remittances, all in such form and with such supporting documentation as Lender may require.

(f) PROJECTIONS. Within ninety (90) days following the close of each fiscal year of the Borrower, consolidated and consolidating financial projections of the Borrower's operations on a monthly basis for the upcoming fiscal year and on an annual basis for each fiscal year remaining under the term of this Agreement, all in reasonable detail and in such form as the Lender may require and prepared by the principal financial officer of the Borrower.

(g) CHANGE IN STATUS.  Immediately, notice identifying any
Inventory or Account that has ceased to be Qualified Inventory or a Qualified Account.

(h) REJECTION, DELAY, CLAIMS. Immediately, notice of the rejection of goods, delay in performance, or claims made in regard to Accounts.

(i) ERISA DOCUMENTS. As soon as filed or distributed, all ERISA reports, notices, returns and other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency.

(j) VIOLATIONS. Immediately, a copy of any complaint, citation, order or other notice of a violation or claim required to be reported pursuant to Subsection 5.4(e) of this Agreement.

(k) OTHER DOCUMENTS. Immediately upon demand:

i) A certificate executed by an officer of Borrower satisfactory to Lender stating that there then exists no Event of Default hereunder and no event which, with the giving of notice or lapse of time or other condition, would constitute an Event of Default;

ii) All original and other documents evidencing right to payment, including but not limited to invoices, original orders, and shipping and delivery receipts; and

iii) Such other documents or information as Lender may reasonable request, including financial projections and cash flow analysis.

(l) REPORTS FROM ACCOUNTANTS. Any statement, report, compilation, tax return or other document or writing which is the result of professional accounting services provided by the Borrower's accountant shall be accompanied by a written communication, in form and substance satisfactory to the Bank, signed by the Borrower and its accountant, stating, among other things, that
(i) the accountant acknowledges that the Bank intends to rely on all such statements, reports, compilations, tax returns and other documents or writings, and (ii) the Borrower has knowledge of the Bank's reliance or intended reliance on such statements, reports, compilations, tax returns and other documents or writings.

5.6 ACCESS TO RECORDS AND PROPERTY. At any time and from time to time, upon request by Lender, give any representative of Lender access during normal business hours to inspect any of Borrower's properties and to examine, copy and make extracts from any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs or the Collateral (including without limitation returns for federal income tax and other taxes).

5.7 INSURANCE AT BORROWER'S EXPENSE.

(a) LIABILITY AND PROPERTY INSURANCE. Maintain at Borrower's expense (with such insurers, in such amounts and with such deductibles as is satisfactory to Lender) public liability and third party property damage insurance and insurance on the Collateral (including without limitation insurance against fire, explosion, boiler damage, theft, burglary, spoilage, pilferage, loss in transit and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), which insurance shall be evidenced by policies (i) in form and substance satisfactory to Lender, (ii) designating Lender and its assigns as additional co-insureds and loss payees as their interests may appear from time to time,
(iii) containing a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence of Borrower or any other person shall not invalidate the insurance as to Lender and its assigns, and (iv) requiring at least thirty (30) days' prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

(b) COPIES OF POLICIES. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this
Section 5.7, together with evidence of payment of all premiums therefor.

(c) NOTICE AND PROOF OF LOSS. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Subsection 7.1(k).

(d) PROCEEDS. Forthwith upon receipt, endorse and deliver insurance proceeds to Lender, but without limiting the rights of Lender pursuant to Subsection 7.1(k).

(e) OTHER. In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy, or
(ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

5.8 CONDITION OF COLLATERAL; NO LIENS. Maintain the Collateral in good condition and repair at all times, preserve the Collateral from loss, damage, or destruction of any nature whatsoever, and, except as permitted by this Agreement, keep the Collateral free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except the liens created by this Agreement and any identified on
Schedule 5 to this Agreement.

5.9 PROCEEDS OF COLLATERAL. Forthwith upon receipt, pay to Lender all proceeds of Collateral, other than proceeds from the sale or disposition of fixed assets in accordance with Section
6.2 of this Agreement, which shall not exceed Ten Thousand ($10,000.00) Dollars per transaction or Thirty Thousand ($30,000.00) Dollars in any fiscal year, whereupon such proceeds shall become Lender's sole property.

5.10 RECORDS. Maintain complete and accurate books and records of all its operations and properties, including records of the Collateral and the status of each of the Accounts.

5.11 DELIVERY OF DOCUMENTS. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

5.12 UNITED STATES CONTRACTS. If any of the Accounts arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

5.13 FURTHER ASSURANCES. From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed concurrently herewith or thereafter with regard to the transactions contemplated by this Agreement.

5.14 ACCOUNT RELATIONSHIP. Maintain its principal banking relationship and all operating accounts with the Lender. Without limiting the generality of the foregoing, the Borrower shall maintain a demand deposit account with the Lender from which the Lender is authorized and directed, without demand or notice, to charge and withdraw all amounts that shall become due and payable to the Lender pursuant to this Agreement.

5.15 RELATED ENTITIES. Cause each Related Entity to comply with the covenants stated in this Section 5, to the extent relevant to such Entity, as if stated with reference to such Entity.

6. NEGATIVE COVENANTS. Borrower covenants and agrees that, until full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall not, unless Lender shall otherwise consent in writing:

6.1 NO CONSOLIDATION, MERGER, ACQUISITION, LIQUIDATION. Enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation; conduct any part of Borrower's business through any corporate subsidiary or affiliate, unincorporated association or other entity not disclosed on Schedule 4 to this Agreement; or acquire the stock or assets of any person, firm, joint venture, partnership, corporation or other entity, whether by merger, consolidation, purchase of stock or otherwise.

6.2 DISPOSITION OF ASSETS OR COLLATERAL. Sell, lease, or otherwise transfer or dispose of any or all of the Collateral or other assets of Borrower, other than the sale of Inventory in the ordinary course of business and the retirement of other assets in the normal course of operations.

6.3 OTHER LIENS.   Incur, create or permit to exist, in an
aggregate amount at any time exceeding One Hundred Thousand ($100,000.00) Dollars, any mortgage, security interest, assignment, pledge, hypothecation, lien, encumbrance, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, or other preferential arrangement of any type, in each case upon or with respect to any assets of Borrower, whether now owned or hereafter acquired, except (a) liens for taxes not delinquent, (b) the liens created by this Agreement and the Relevant Documents, and
(c) any liens identified on Schedule 5 to this Agreement.

6.4 OTHER LIABILITIES. Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except
(a) Obligations to Lender, (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing, (c) those liabilities existing on the date of this Agreement and shown by the financial statements attached as
Schedule 1 to this Agreement, (d) purchase money and/or lease financing of an outstanding amount not to exceed One Hundred Thousand ($100,000.00) Dollars at any one time, or (e) normal trade indebtedness incurred by the Borrower in the ordinary course of business.

6.5 LOANS. Make loans to any person or entity, other than loans to employees not to exceed (a) Twenty-Five Thousand ($25,000.00) Dollars, in the aggregate, outstanding at any one time, (b) advances of services and/or materials to the Borrower's Hong Kong subsidiary, Measurement Limited, not to exceed Seven Hundred Fifty Thousand ($750,000.00) Dollars, in the aggregate, outstanding at any one time, and (c) actual cash advances to the Borrower's Hong Kong subsidiary, Measurement Limited, not to exceed Three Hundred Thousand ($300,000.00) Dollars, in the aggregate, outstanding at any one time. The amounts advanced to Measurement Limited as of March 31, 1995, which was in an amount equal to Four Hundred Thirty Thousand ($430,000.00) Dollars, shall not be used in calculating future advances permitted under this covenant.

6.6 GUARANTIES; CONTINGENT LIABILITIES. (a) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or
(b) agree to maintain the working capital or net worth of any person or entity or to make investments in any person or entity (except for short-term investment of excess cash).

6.7 DIVIDENDS AND OTHER DISTRIBUTIONS. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders. Nothing in this paragraph shall preclude any cashless exercise of stock options.

6.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with a person or entity directly or indirectly controlling, controlled by or under the direct or indirect common control of Borrower, on a basis less favorable in a material respect to Borrower than if such transactions were not with such a person or entity. Nothing in this paragraph, however, shall preclude any sale of goods by the Borrower, at the Borrower's cost, to its affiliates.

6.9 SALE OF INVENTORY. Sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right, without prior written notice to the Lender.

6.10 REMOVAL OF COLLATERAL. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises identified on Schedule 2 to this Agreement, except for sales of Inventory in the ordinary course of business.

6.11 TRANSFER OF NOTES OR ACCOUNTS. Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

6.12 SETTLEMENTS. Compromise, settle or adjust any claim in a material amount relating to any of the Collateral.

6.13 MODIFICATION OF GOVERNING DOCUMENTS. Change, alter or modify, or permit any change, alteration or modification of, its Certificate of Incorporation or Bylaws or other governing documents, other than non-material changes to its Certificate of Incorporation or Bylaws provided the Borrower immediately notify the Bank of such change and provides the Bank with the amendment or modification documents.

6.14 CHANGE BUSINESS. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

6.15 CHANGE OF LOCATION OR NAME.  Change any of the following:

(a) the location stated in Section 4.12 of this Agreement for the maintenance of the books and records relative to the Accounts and Inventory;

(b) the location of the principal place of business or chief executive office of Borrower as stated in Section 4.14 of this Agreement; or

(c) the name under which Borrower conducts any of its business or operations.

6.16 CHANGE OF ACCOUNTING PRACTICES. Change its present accounting principles or practices in any material respect, except as may be permitted by generally accepted accounting principles.

6.17 INCONSISTENT AGREEMENT. Enter into any agreement containing any provision that would be violated by the performance of Borrower's obligations under this Agreement or any of the Relevant Documents or under any document delivered or to be delivered by it in connection therewith.

6.18 WORKING CAPITAL. Cause or permit its consolidated Working Capital to be less than (a) One Million Four Hundred Thousand ($1,400,000.00) Dollars at any time during any fiscal year, measured quarterly at fiscal quarter end dates, and (b) one hundred five (105%) percent of its consolidated Working Capital reported for the immediately preceding fiscal year end, commencing with the fiscal year ending March 31, 1996 (to reflect one hundred five (105%) percent of the fiscal year end March 31, 1995 consolidated Working Capital) and continuing for each fiscal year end thereafter, measured annually at fiscal year end. The term Working Capital means, as of the time of any determination thereof, the amount determined in accordance with generally accepted accounting principles, applied on a consistent basis, by which the current assets of Borrower exceed its current liabilities.

6.19 TANGIBLE CAPITAL FUNDS.

(a) Cause or permit its consolidated Tangible Capital Funds to be less than:

i) eighty-five (85%) percent of its consolidated Tangible Capital
Funds reported for the immediately preceding fiscal year end, at any time during any fiscal year, measured quarterly at fiscal quarter end dates, and

ii) one hundred twelve (112%) percent of its consolidated Tangible Capital Funds reported for the immediately preceding fiscal year end, commencing with the fiscal year ending March 31, 1996 (to reflect one hundred twelve (112%) percent of the fiscal year end March 31, 1995 consolidated Tangible Capital Funds) and continuing for each fiscal year end thereafter, measured annually at fiscal year end.

(b) Cause or permit its unconsolidated Tangible Capital Funds
(that is, the Borrower's Tangible Capital Funds without giving effect to its non-United States operations), to be less than:

i) One Million Two Hundred Thousand ($1,200,000.00) Dollars at any time during any fiscal year, measured quarterly at fiscal quarter end dates, and

ii) one hundred two (102%) percent of its unconsolidated Tangible Capital Funds reported for the immediately preceding fiscal year end, commencing with the fiscal year ending March 31, 1996 (to reflect an increase of one hundred two (102%) percent over the fiscal year end March 31, 1995 unconsolidated Tangible Capital Funds) and continuing for each fiscal year end thereafter, measured annually at fiscal year end.

(c) The term Tangible Capital Funds meaning, as of the time of any determination thereof, the difference between (i) the sum of
(A) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (B) the amount of Borrower's surplus, whether capital or earned, plus (C) the total amount of any and all subordinated debt of the Borrower, less (ii) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges, and other intangible assets, and any write-up of the value of any assets, all determined in accordance with generally accepted accounting principles, applied on a consistent basis.

6.20 CAPITAL EXPENDITURES. Enter into any agreement to purchase or pay for, or become obligated to pay for, capital expenditures, long term leases, capital leases or sale lease-backs (all determined in accordance with generally accepted accounting principles consistently applied):

(a) during the fiscal year ending March 31, 1996, in an amount aggregating in excess of Six Hundred Fifty Thousand ($650,000.00) Dollars plus seventy (70%) percent of the Borrower's consolidated net income over One Million ($1,000,000.00) Dollars for the fiscal year ending March 31, 1996; and

(b) during each fiscal year ending after March 31, 1996, in an amount aggregating in excess of Five Hundred Thousand
($500,000.00) Dollars plus seventy (70%) percent of the Borrower's consolidated net income over One Million
($1,000,000.00) Dollars for the applicable fiscal year.

6.21 RELATED ENTITIES.  Cause, suffer or permit any Related
Entity to fail to observe any covenant stated in this Section 6, as if stated with reference to such Entity.

7.ADDITIONAL POWERS OF LENDER.

7.1 POWERS OF ATTORNEY. Borrower hereby constitutes and appoints Lender (and any employee or agent of Lender, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Lender's or Borrower's name and at Borrower's expense:

(a) CHARGES AGAINST CREDIT BALANCES. Lender, without demand, may charge and withdraw from any credit balance that Borrower may then have with Lender, or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Agreement or any of the Relevant Documents.

(b) EVIDENCE OF LIENS. Lender may execute such financing statements and other documents and take such other actions as Lender deems necessary or proper in order to create, perfect or continue the security interests and other liens provided for by this Agreement or any of the Relevant Documents, and Lender may file the same (or a photocopy of this Agreement or of any financing statement signed by Borrower) in any appropriate governmental office.

(c) PRESERVATION OF COLLATERAL. Lender may take any and all action that it deems necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower that might impair the Collateral or Lender's security interest therein, the purchase of insurance on Collateral, the repair or safeguarding of Collateral, or the payment of taxes, assessments or other liens thereon. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

(d) LENDER'S RIGHT TO CURE. In the event Borrower fails to perform any of its Obligations, then Lender may perform the same but shall not be obligated to do so. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

(e) VERIFICATION OF ACCOUNTS. Lender may make test verifications of any and all Accounts in any manner and through any medium
Lender considers advisable, and Borrower shall render any necessary assistance.

(f) COLLECTIONS; MODIFICATION OF TERMS. Upon the occurrence and continuance of any Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Relevant Documents.

(g) NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence and continuance of any Event of Default Borrower, at the request of Lender, shall notify the Account debtors of Lender's security interest in its Accounts. Upon the occurrence and continuance of any Event of Default, Lender may notify the Account debtors on any of the Accounts to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification, Borrower is authorized to collect and enforce the Accounts in accordance with Section 2A.4.

(h) NOTIFICATION AS TO INVENTORY. Lender may notify the bailee of any Inventory of Lender's security interest therein.

(i) ENDORSEMENTS. Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other documents or instruments requiring Borrower's endorsement.

(j) MAILS. Upon the occurrence and continuance of any Event of Default, Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper, provided that the Lender shall make available to the Borrower all mail not related to the Collateral or to any of the Obligations.

(k) INSURANCE. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks or drafts constituting insurance proceeds.

(l) BANK ACCOUNTS. Upon the occurrence of an Event of Default specified in Section 8.16 of this Agreement, Lender may at its discretion, execute against accounts maintained at any institution or withdraw funds from any institution in the name of the Borrower or in its own name.

7.2 IRREVOCABILITY; LENDER'S DISCRETION. Borrower covenants and agrees that any action described in Section 7.1 may be taken at Lender's sole, absolute and reasonable discretion, at any time and from time to time, and (unless stated specifically to the contrary in Section 7.1 with respect to any power) whether prior or subsequent to an Event of Default, and Borrower hereby ratifies and confirms all actions so taken. Borrower further covenants and agrees that the powers of attorney granted by
Section 7.1 are coupled with an interest and shall be irrevocable until full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents; that said powers are granted solely for the protection of Lender's interest and Lender shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.

8. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default:

8.1 FAILURE TO PAY. Borrower fails to pay when due any principal of or interest on any Revolving Loan or any other sum owing to Lender, including without limitation any of the Obligations arising under this Agreement or any of the Relevant Documents or under any other agreement with Lender;

8.2 FAILURE TO PERFORM. Borrower fails to perform or observe (a) any covenant, term or condition of this Agreement or any of the Relevant Documents, or (b) any of the other Obligations;

8.3 CROSS DEFAULT; DEFAULT ON OTHER DEBT. (a) Any other default on any of the Obligations or under any of the Relevant Documents occurs, or (b) default occurs under any indebtedness or other obligation of Borrower, or of any guarantor of any of the Obligations, to any third party that entitles such third party to declare such indebtedness or other obligation due prior to its date of maturity;

8.4 FALSE REPRESENTATION OR WARRANTY. Any representation, warranty or statement contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender, by or on behalf of the Borrower, in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, proves to have been incorrect in any material respect when made;

8.5 CESSATION OF BUSINESS. Borrower ceases to do business as a going concern;

8.6 CHANGE IN CONDITION. There occurs any change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor or surety for any of the Obligations, which in the reasonable opinion of Lender impairs Lender's security or increases its risks;

8.7 INSECURITY. At any time Lender reasonably believes that the prospect of payment or performance of any of the Obligations is impaired;

8.8 LIQUIDATION OR DISSOLUTION. Borrower takes any action to authorize its liquidation or dissolution;

8.9 INABILITY TO PAY DEBTS. Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale;

8.10 BANKRUPTCY; INSOLVENCY. Any proceeding is instituted by or against Borrower (a) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or
(b) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Borrower takes any action to authorize or consent to any action described in this Section 8.11;

8.11 JUDGMENTS. One or more judgments or orders for the payment of money exceeding Fifty Thousand ($50,000.00) Dollars in the aggregate are rendered against Borrower, and such judgment or order continues unsatisfied and not effectively stayed for a period of thirty (30) consecutive days;

8.12 ATTACHMENT. Any substantial part of the assets of Borrower becomes subject to attachment, execution, levy or like process which shall not have been effectively stayed;

8.13 CONDEMNATION. Any governmental agency, or other entity with power to do so, commences proceedings to condemn, seizes or expropriates assets of Borrower necessary for the conduct of Borrower's business as conducted on the date of this Agreement, without material change, or Borrower abandons such assets or suspends operation thereof for a period of thirty (30) consecutive days;

8.14 ERISA. With respect to any Plan (as defined in Section 4.17 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower:

(a) a reportable event as defined in Section 4043 of ERISA;

(b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

(c) termination of the Plan or filing of notice of intention to terminate;

(d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings;

(e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer
Plan;

(f) an accumulated funding deficiency within the meaning of ERISA;

(g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue
Code; or

(h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit
Guaranty Corporation; or

8.15 GUARANTY. Any guaranty of any of the Obligations ceases to be effective or any guarantor denies liability thereunder.

8.16 LITIGATION UNDER LEASE AGREEMENT. Upon the commencement of any litigation by the landlord of any real property leased by the Borrower, whether for possession of the leased premises or for money judgment, and such litigation continues unsatisfied and not effectively stayed for a period of thirty (30) days.

9. REMEDIES.

9.1 RIGHTS IN GENERAL. Automatically upon the occurrence of an Event of Default described in Section 8.11, and at the option of Lender upon the occurrence of any other Event of Default, (a) all provisions for additional Revolving Loans under this Agreement shall terminate, (b) the principal and interest of the Revolving Loans all other amounts payable under this Agreement and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement, any Revolving Note or any Relevant Documents, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity.

9.2 SPECIFIC RIGHTS REGARDING COLLATERAL. In addition to the rights as stated generally in Section 9.1, Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

(a) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof;

(b) Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender;

(c) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, in a commercially reasonable manner, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity or redemption or other right or claim of Borrower, all of which - together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect - Borrower hereby unconditionally waives to the fullest extent permitted by law.
If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral provided any such sale is conducted in a commercially reasonable manner;

(d) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (i) is delivered not less than three (3) business days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than five (5) business days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed;

(e) Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations;

(f) Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations;

(g) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

First: To the reasonable fees and expenses of collecting, enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement, the Revolving Note, any of the Relevant Documents, or any other agreement relating to any of the Obligations (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

Second: Any surplus then remaining to the payment of interest and principal of the Revolving Loans and other sums payable as part of the Obligations, in such order as the Lender elects; and

Third: Any surplus then remaining to Borrower or whoever may be lawfully entitled thereto.

9.3 SET-OFF.  Borrower further agrees that:

(a) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such affiliate to or for the credit or the account of Borrower, against any or all of the Obligations of Borrower now or hereafter existing under this Agreement, the Revolving Note or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured;

(b) If any other lender has participated with Lender with respect to any of the Revolving Loans, Borrower hereby authorizes such participating lender, upon the occurrence of any Event of Default, immediately and without notice or other action, at request of Lender, to set off against any of Borrower's Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender; and

(c) The rights stated in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

9.4 CUMULATIVE REMEDIES; NO WAIVER BY LENDER. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

9.5 WAIVERS AND CONSENTS RELATING TO REMEDIES. In connection with any action or proceeding arising out of or relating in any way to this Agreement, the Revolving Note, any of the Revolving Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or mission relating to any of the foregoing:

(a) BORROWER AND LENDER WAIVE THE RIGHT TO TRIAL BY JURY;

(b) Borrower and Lender consent to the jurisdiction of any court of the State of New Jersey and of any federal court located in New Jersey, and waive any right to object to such court as an inconvenient forum;

(c) Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Lender may elect, by certified mail directed to Borrower at the location provided for notices to Borrower under this Agreement or, in the alternative, in any other form or manner permitted by law;

(d) Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshaling of assets or other restriction upon Lender in dealing with the Collateral; and

(e) Borrower agrees that Lender may proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.

10. ADDITIONAL WAIVERS AND CONSENTS OF BORROWER.

10.1 WAIVERS. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

10.2 CONSENTS. Borrower consents to (a) any extension, postponement of time of payment or other indulgence, (b) any substitution, exchange or release of Collateral, (c) any addition to, or release of, any party or person primarily or secondarily liable, and (d) any acceptance of partial payments on any Accounts or instruments and the settlement, compromising or adjustment thereof.

10.3 WAIVER OF AUTOMATIC STAY. The Borrower agrees that, in the event the Borrower, the Guarantor, any other guarantor of the Loan or any of the persons or parties constituting the Borrower, shall:

(a) file with any bankruptcy court of competent jurisdiction or be the subject of a petition under Title 11 of the United States
Code, as amended (the "Bankruptcy Code");

(b) be the subject of any order for relief under the Bankruptcy
Code;

(c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

(d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or

(e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

the Lender shall thereupon be entitled and the Borrower irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender herein or in any other documents, instruments, writings or agreements executed and delivered in connection therewith and as otherwise provided by law, and the Borrower irrevocably waives any right to object to such relief and will not contest any motion by the Lender seeking relief from the automatic stay.

11. TERMINATION OF AGREEMENT.

11.1 TERMINATION BY LENDER. Lender shall have the right, at any time and in its sole and absolute discretion and without the necessity for an Event of Default hereunder, to terminate this Agreement, insofar as it relates to Revolving Loans, upon one hundred twenty (120) days written notice to Borrower. Upon the termination date stated in such notice: (a) all provisions for additional Revolving Loans under this Agreement shall terminate,
(b) the principal and interest of the Revolving Loans, and all other Obligations under this Agreement and the Relevant Documents related to the Revolving Loans, shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all of the rights and remedies referred to in Section 9 of this Agreement for the collection of such amounts.

11.2 TERMINATION BY BORROWER.

(a) Borrower may terminate this Agreement, without termination charge, as of the second or any subsequent anniversary of the date stated at the beginning of this Agreement, by giving Lender at least ninety (90) days written notice prior to the anniversary date on which the Borrower intends to terminate, provided that on such anniversary date the principal and interest of the Revolving Loans, and all other Obligations under this Agreement and the Relevant Documents have been paid in full.

(b) Except as stated in Subsection 11.2(a), Borrower may terminate this Agreement only upon:

i) giving ninety (90) days' prior written notice to Lender of the intended termination date;

ii) paying to Lender in full the principal and interest of the Revolving Loans, and all other Obligations under this Agreement and the Relevant Documents; and

iii) paying to Lender, as liquidated damages, the applicable amount stated below:

     A) If the termination date is prior to the first anniversary of the date stated at the beginning of this Agreement, a sum equal to two (2%) percent of the average monthly principal balance of the Revolving Loans outstanding during the period in which this Agreement has been in effect; or

     B) If the termination date is after such first anniversary but prior to the second such anniversary, a sum equal to one (1%) percent of the average monthly principal balance of the Revolving Loans outstanding during the twelve (12) month period immediately preceding the date on which Borrower gives notice of termination.

11.3 EFFECT ON REVOLVING LOAN LIMIT. Upon the giving of notice of termination pursuant to Section 11.1 or 11.2, the Revolving Loan Limit thereafter shall not exceed the average principal balance of the Revolving Loans outstanding during the thirty-day period preceding the notice. All other requirements for Revolving Loans shall remain unchanged.

11.4 MUTUAL RELEASE. Upon full and final payment and performance of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower and Lender shall thereupon automatically each be fully, finally and forever released and discharged from any and all claims, liabilities and obligations, whether in contract or tort, arising out of or relating in any way to this Agreement, the Revolving Note or Revolving Loans, or any act or omission relating to any of the foregoing or to any of the Collateral or Relevant Documents.

12. COSTS, EXPENSES AND TAXES.

12.1 BORROWER AGREES TO PAY ON DEMAND:

(a) all costs and expenses in connection with the preparation, execution, delivery, closing and administration of this Agreement, the Revolving Note, the Relevant Documents, and the other documents to be delivered in connection with this Agreement, or any amendments to any of the foregoing (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender and the cost of appraisals and reappraisals of Collateral), whether or not a closing actually takes place;

(b) all losses, costs and expenses incurred by Lender in connection with the enforcement of this Agreement, the Revolving Note, any of the Relevant Documents, or any other agreement relating to any of the Obligations, or in the preservation of any rights of Lender under any thereof, or in connection with legal advice relating to the rights or responsibilities of Lender under any thereof (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), and any expenditure made by Lender in accordance with Subsection 7.1(b) or (c) of this Agreement; and

(c) any and all search and recording costs, filing fees, stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Note, or any of the Relevant Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

12.2 With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this Section 12, Borrower shall also pay Lender interest on such amount at the Default Rate. Borrower's obligations under this Section 12 shall survive termination of the other provisions of this Agreement.

13. INDEMNIFICATION BY BORROWER. Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with:

(a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, the Revolving Note, any of the Revolving Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing;

(b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

(c) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents.

14. MISCELLANEOUS.

14.1 ENTIRE AGREEMENT; AMENDMENTS; LENDER'S CONSENT. This Agreement (including the Exhibits and Schedules thereto), the Revolving Note and the Relevant Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written.
 No amendment or waiver of any provision of this Agreement, the Revolving Note or any of the Relevant Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.2 NOTICES. All notices and other communications relating to this Agreement or the Revolving Note (or to any of the Relevant
Documents, unless otherwise specified therein) shall be in writing and addressed as follows:

If to Lender: Midlantic Bank, N.A.
              Walnut Avenue
              Clark, NJ 07066
              Attention:  Commercial Finance Department

If to Borrower: Measurement Specialties, Inc.
                Little Falls Road
                Fairfield, New Jersey 07004
                Attention: Joseph R. Mallon, Jr. - President

or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice.

14.3 GENDER. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

14.4 JOINT BORROWERS. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each such party and each party shall be jointly and severally liable as Borrower for the Obligations as defined herein without regard to which party receives the proceeds of any of the Revolving Loans. Each such party hereby acknowledges that it expects to derive economic advantage from each of the Revolving Loans.

14.5 CROSS DEFAULT; CROSS COLLATERAL. Borrower hereby agrees that (a) all other agreements between Borrower and Lender or any of its affiliates is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of its affiliates and the collateral pledged under any other agreement with Lender or any of its affiliates secures the Obligations under this Agreement.

14.6 BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement, the Revolving Note, the Relevant Documents and the other documents delivered in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

14.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

14.8 SEVERABILITY OF PROVISIONS.  Any provision of this
Agreement, the Revolving Note or any of the Relevant Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Note or such Relevant Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

14.9 TABLE OF CONTENTS; HEADINGS. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

14.10 EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

14.11 FURTHER ACKNOWLEDGMENTS AND AGREEMENTS OF BORROWER
AND THE
LENDER.

(a) GENERAL ACKNOWLEDGMENTS.

i) Borrower and the Lender acknowledge and agree that they (A) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits attached hereto and any and all other documents and items as they or their counsel have deemed appropriate, and (B) have entered into this Agreement and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

ii) Borrower and the Lender acknowledge and agree that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chosen not to so review and investigate (in which case, Borrower acknowledges and agrees that it has knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation:

     A) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial;

     B) the adequacy of the consideration being transferred under this Agreement, including the adequacy of the consideration for the Mutual Release as set forth in Section 11.4 hereof.

(b) Borrower has made its own investigation or elected not to make such investigation as to all matters it deems material to this transaction and has not relied on any statement of fact or opinion, disclosure or non-disclosure of the Lender, and has not been induced by the Lender in any way, except for the consideration recited herein, in entering into this Agreement and executing the closing documents contemplated hereby, and further acknowledges that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this Agreement, and Borrower is not relying on any such representations or warranties.

(c) Borrower acknowledges and agrees that, after careful consideration, it does not deem any matter not reviewed or investigated by it to be material to this Agreement and the transaction contemplated hereby.

IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers the day and year first above written.

Witness:                           MEASUREMENT SPECIALTIES, INC.

Mark A. Shornick,              By: Joseph R. Mallon, Jr.
Assistant Secretary                President

                                   MIDLANTIC BANK, N.A.

Thomas P. Duignan              By: Alan H. Strauss,
                                   Vice President

CORPORATE ACKNOWLEDGMENT

STATE OF NEW JERSEY )
                       :ss.
COUNTY OF MERCER)

I certify that on the   day of July, 1995, Joseph R. Mallon, Jr.
personally came before me and this person acknowledged under oath, to my satisfaction, that:

A. this person signed and delivered this document as the President of Measurement Specialties, Inc., the corporation named in this document; and

B. this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors.

Michael C. Rudolph,
Attorney-at-Law of the State of New Jersey



LENDER ACKNOWLEDGMENT

STATE OF NEW JERSEY )
                        :ss.
COUNTY OF MERCER)

I certify that on the    day of July, 1995, Alan H. Strauss
personally came before me and this person acknowledged under oath, to my satisfaction, that:

A. this person signed and delivered this document as a Vice
President of Midlantic Bank, N.A., the bank named in this document; and

B. this document was signed and delivered by the bank as its voluntary act duly authorized by a proper resolution of its Board of Directors.

Thomas P. Duignan,
Attorney-at-Law of the State
of New Jersey


EXHIBIT LIST

A. Secured Revolving Loan Note

SCHEDULE LIST

1. Financial Statements

2. Landlords and Mortgages

3. Offices and Locations

4. Other Names and Entities

5. Liens and Encumbrances

6. ISRA Locations

SCHEDULE 1  -  FINANCIAL STATEMENTS

SCHEDULE 2  -  LANDLORDS AND MORTGAGEES

Transcube Associates, a New Jersey general partnership, pursuant to a certain Lease Agreement dated May 4, 1994.

SCHEDULE 3  -  OFFICES AND LOCATIONS

Little Falls Road, Fairfield, New Jersey 07004.

SCHEDULE 4  -  OTHER NAMES OR ENTITIES

SCHEDULE 5  -  LIENS OR ENCUMBRANCES

None

SCHEDULE 6  -  ISRA LOCATIONS

None